UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

POINT BLANK SOLUTIONS, INC
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P.
STEEL PARTNERS II GP LLC
STEEL PARTNERS II MASTER FUND L.P.
STEEL PARTNERS LLC
WARREN G. LICHTENSTEIN
JAMES R. HENDERSON
TERRY R. GIBSON
GENERAL MERRILL A. MCPEAK
BERNARD C. BAILEY
ROBERT CHEFITZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Steel Partners II, L.P. (“Steel Partners”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its five director nominees at the 2008 annual meeting of stockholders (the “Annual Meeting”) of Point Blank Solutions, Inc. (the “Company”).  Steel Partners has filed a revised proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On August 13, 2008, Steel Partners issued the following press release:

Press Release Source: Steel Partners II, L.P.

Court Denies Point Blank's Attempt to Further Postpone 2008 Annual Meeting

Orders Company to Hold First Annual Meeting in Three Years on August 19th

New York, Aug. 13 -- Steel Partners II, L.P. (“Steel Partners”) today announced that the Court of Chancery of the State of Delaware has denied an attempt by Point Blank Solutions, Inc. ("PBSI", Pink Sheets: PBSO) to postpone its annual meeting of stockholders. Following the Court’s decision, issued in a letter dated August 12, 2008, Point Blank must hold its first meeting of shareholders in over three years on August 19, 2008.

"This is a long-overdue victory for Point Blank shareholders. For the first time in over three years, stockholders will have their rightful say in their Company’s future,” said Warren G. Lichtenstein, Managing Member of Steel Partners. “We thank the Court for upholding the rights of shareholders by rejecting the Company's efforts to further delay the annual meeting.”

After three years of Point Blank failing to hold an annual meeting, the Delaware Court, on May 20, 2008, approved a stipulated Order sought by Steel Partners and agreed to by the Company that the annual meeting be held no later than August 19, 2008. Despite the Court Order, Point Blank made a last-ditch attempt on July 25, 2008 to delay the 2008 Annual Meeting just a few weeks ahead of its re-scheduled date.

In its letter decision, the Delaware Chancery Court noted that the Company's arguments that it must delay the annual meeting once again in order to pursue a strategic process "fail to provide a basis upon which the shareholder franchise may be further impinged by any additional delay of the exercise of that fundamental right."

“All we have asked is that shareholders be given their rightful opportunity to cast their vote based on the facts at hand,” added Mr. Lichtenstein. “We are gratified that that the Court has come to the same opinion.”

In its ruling, the Court stated: “After evaluating all the information made available to them, the stockholders will then decide to stay the course with the Company’s current management or else elect a new slate of directors. In either case, it is up to the stockholders to vote their prerogative and I find no good cause shown to further delay their ability to do so.”

Steel Partners urges all stockholders to vote promptly and to discard any proxy materials you may receive from management. If you have returned management's white proxy card, you can change your vote by executing the enclosed GOLD proxy card. If you have any questions, or need assistance in voting your GOLD proxy card, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or (212) 929-5500 (call collect).

About Steel Partners II, L.P.

Steel Partners II, L.P. is a long-term relationship/active value investor that seeks to work with the management of its portfolio companies to increase corporate value for all stakeholders and shareholders.

Media Contact:

Jason Booth
Steel Partners
310-941-3616

Source: Steel Partners II, L.P.